Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAO SYNERGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1585656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Weinstein

Chief Financial Officer

TAO Synergies Inc.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch

Daniel A. Bagliebter

Jeffrey D. Cohan

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, New York 10022

212-935-3000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2025

PROSPECTUS

TAO Synergies Inc.

11,505,518 Shares of Common Stock pursuant to the conversion of Series E Convertible Preferred Stock

10,714,286 Shares of Common Stock pursuant to the exercise of Investor Warrants

82,500 Shares of Common Stock pursuant to the exercise of Placement Agent Warrants

This prospectus relates to the resale or other disposition from time to time of up to an aggregate of 22,302,303 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon (i) the conversion of shares of our newly designated Series E convertible preferred stock (the “Preferred Shares”), (ii) exercise of warrants (the “Investor Warrants”) that were sold in a private placement (the “Financing”) and (iii) exercise of warrants that were issued pursuant to that certain engagement letter, dated September 25, 2025 (the “Engagement Letter”), between the Company and GP Nurmenkari Inc. (the “Placement Agent”) as consideration for placement agent services in connection with the Offering (the “Placement Agent Warrants” and together with the Investor Warrants, the “Warrants”).

The Preferred Shares and Warrants were acquired by the selling stockholders pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated October 13, 2025, by and among the Company and the investors listed therein. The Placement Agent Warrants were acquired by the Placement Agent or its designees pursuant to the Engagement Letter. The shares of Common Stock issuable upon the conversion of the Preferred Shares are herein referred to as “Conversion Shares,” and the shares of Common Stock issuable upon the exercise of the Warrants are herein referred to as “Warrant Shares.”

We are registering the resale of the Conversion Shares and Warrant Shares covered by this prospectus as required by the terms of the Registration Rights Agreement, dated October 13, 2025, by and among the Company and the Investors (the “Registration Rights Agreement”). The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants.

The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. For further information regarding the possible methods by which the Conversion Shares and Warrant Shares may be distributed, see “Plan of Distribution” beginning on page 29 of this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “TAOX.” The last reported sale price of our Common Stock on November 11, 2025 was $7.70 per share.

Investing in our Common Stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 7 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the shares of our Common Stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “TAO Synergies,” the “Company,” “we,” “us” and “our” refer to TAO Synergies Inc.

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PROSPECTUS SUPPLEMENT

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

Overview

On June 9, 2025, in connection with our previously announced exploration of strategic opportunities, we announced the launch of a differentiated cryptocurrency treasury strategy focused on the pure play artificial intelligence (AI) crypto coin, TAO, the native cryptocurrency of Bittensor, a decentralized blockchain network for machine learning and AI. We seek to stake TAO for revenue generation and capital appreciation, a strategy that underscores our mission to create significant value for shareholders.

In addition, we established a Bryostatin Development Committee consisting of members of the Board, to find third-party funding for the Company’s Bryostatin-1 assets.

On June 25, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State for the State of Delaware, effective June 26, 2025, to change the name of the Company from “Synaptogenix, Inc.” to “TAO Synergies Inc.” Additionally, the ticker symbol for the Company’s common stock on The Nasdaq Capital Market was changed from “SNPX” to “TAOX.”

Background on TAO and Bittensor

Bittensor is a public Layer 1 blockchain, called Subtensor, built with the Substrate framework and organized into independent “subnets” where miners produce digital commodities (commonly AI outputs) and validators evaluate them. On chain, an algorithm named Yuma Consensus aggregates validators’ rankings of miners to compute emissions (new tokens minted by the protocol) for miners, validators, stakers, and subnet creators. This incentive mechanism is widely referred to in project materials as “Proof-of-Intelligence.” TAO is the Network’s native token and is used to pay transaction fees, incentivize subnet participants, and for staking.

As of August 15, 2025, TAO’s circulating supply was approximately 9,597,491 tokens with a market capitalization of approximately $3.5 billion, according to publicly available sources. The lifecycle of TAO follows a supply schedule. Approximately one block is produced every ~12 seconds, with 1 TAO per block minted before the first halving (about 7,200 TAO/day), and halving occurs when 10.5 million TAO have been emitted. TAO has a hard cap of 21,000,000 tokens. Under the February 13, 2025 Dynamic TAO (dTAO) upgrade, newly issued TAO is first routed to subnets according to market set subnet prices, and staking into a subnet exchanges TAO for that subnet’s alpha token. Exits convert alpha back to TAO at the prevailing pool rate, so outcomes are price sensitive. The Bittensor blockchain does not impose protocol-enforced delays (unbonding periods) in accessing unstaked TAO.

The initial Bittensor mainnet “Kusanagi” launched in January 2021, was followed by the “Nakamoto” upgrade in November 2021, then a fork to the current “Finney” chain on March 20, 2023. Subnets went live on October 2, 2023. Governance has transitioned to a bicameral model in which a Triumvirate (employees of the Opentensor Foundation) authors proposals and a Senate (the top delegate hotkeys by stake) must approve the proposals prior to implementation.

Our Cryptocurrency Asset Strategy

In June 2025, we adopted a differentiated cryptocurrency treasury strategy focused on the pure play artificial intelligence (AI) crypto coin, TAO, the native cryptocurrency of Bittensor. Bittensor is a decentralized blockchain network for machine learning and AI. This was a shift from our prior approach of holding excess cash primarily in FDIC-insured interest-bearing accounts. The change to adopt this strategy results from our intention to obtain the highest yield on excess cash. We seek to stake TAO for revenue generation and capital appreciation, a strategy that underscores our mission to create significant value for shareholders.

Our Board has adopted a long-only TAO accumulation policy under which we allocate substantial portions of our excess cash to purchase TAO with the objective of maximizing tokens per share. As of September 10, 2025, approximately 88% of our treasury holdings were invested in TAO, and our current plan is to continue allocating substantial portions of our excess cash to TAO without a formal cap on the percentage of treasury invested. We do not hedge our TAO exposure and have no diversification strategy into other crypto assets; we are a long-only TAO holder.

Although a liquid market for TAO exists, we have not monetized (i.e., sold) any TAO to date. All TAO is staked as soon as trade settlement permits, and we currently spread staking between two staking providers – tao5 and Yuma. Currently, we only engage in TAO staking. In the future, we may explore additional yield-enhancement strategies, including participation in TAO subnets. Any such activity would likely be undertaken with a third-party partner possessing substantial subnet expertise.

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Our Staking Program

We stake our TAO tokens, with the percentage staked varying based on various liquidity and operational considerations, and review this allocation periodically. All staking services are provided through BitGo pursuant to the terms of a Custodial Services Agreement (“CSA”) and the BitGo Staking & Delegation Services Terms (collectively, the “Staking Terms”) which are described below under the heading “Use of Custodians and Storage of TAO Tokens.” In addition, we have entered into a non-custodial Staking & Delegation Technology Services Agreement with Yuma Validator, LLC (the “Yuma Agreement”) under which Yuma operates a validator for root subnet staking on the Bittensor network. Yuma does not custody our TAO or any rewards. For 18 months following the effective date of that agreement, we are required to delegate at least 90% of TAO subject to root subnet staking to a Yuma validator.

Process of Staking

The Custodian currently supports staking TAO to the tao5 and Yuma validators pursuant to its Staking Terms. Under these terms, the Custodian or its designated third-party providers, with input from the Company, stake delegated TAO, and exercise any validation rights and voting rights (which do not include protocol governance or voting rights), and distribute net rewards subject to validator service fees. The Bittensor blockchain does not impose protocol-enforced delays or unbonding periods. We do not currently engage in subnet staking or participate in AMM pools, but may do so in the future. Yuma’s role is non-custodial, and its commission rate pursuant to the Yuma Agreement is the publicly posted validator commission on the Bittensor blockchain and may change from time to time.

The Bittensor Network

Bittensor is a public Layer 1 blockchain, called Subtensor, built with the Substrate framework and organized into independent “subnets” where miners produce digital commodities (commonly AI outputs) and validators evaluate them. On chain, an algorithm named Yuma Consensus aggregates validators’ rankings of miners to compute emissions (new tokens minted by the protocol) for miners, validators, stakers, and subnet creators. This incentive mechanism is widely referred to in project materials as “Proof-of-Intelligence.” TAO is the Network’s native token and is used to pay transaction fees, incentivize subnet participants, and for staking.

Validators

We rely on the Custodian to facilitate our staking activities with respect to TAO tokens. Through its staking services, the Custodian holds and stakes our TAO through its selected validators tao5 and Yuma.

All miner-performance validation in Bittensor occurs within subnets; block/transaction validation occurs on the Subtensor blockchain. Each subnet independently produces the digital commodities that are its focus, with the subnet creator defining an incentive mechanism for validators to use in judging miners’ work. Validators apply this incentive mechanism to miners, score their performance, and submit these weights to the Bittensor blockchain. These validator scores are then used by the Yuma Consensus algorithm to determine the proportion of the subnet’s emissions that should be allocated to each miner.

Each validator submits its rankings of miners it has evaluated to the Bittensor blockchain. The algorithm then considers all these rankings and seeks to identify which validators appear to provide the most reliable evaluations. Validators whose rankings appear to consistently align with those of other validators should gain more influence in the system, while validators that submit less reliable evaluations are expected to lose influence.

How We Earn Staking Rewards

As holders of TAO tokens we can stake any amount of the liquidity we hold to a validator. Also known as “delegation”, staking supports validators, because their total stake in the subnet, including stake delegated to them by others, determines their consensus power and their share of emissions. After the validator extracts their take, the remaining emissions are credited back to us in proportion to our stake with that validator. We stake TAO tokens through arrangements facilitated and managed by the Custodian and its selected validators, tao5 and Yuma (together, the “Validators”). For a further discussion of the risks related to staking, see “Risk Factors—Risks Related to Staking” elsewhere in this prospectus.

Use of Custodians and Storage of TAO Tokens

In June 2025, we entered into a Custodial Services Agreement (“CSA”) with BitGo Trust Company, Inc. (the “Custodian”), which is a South Dakota-chartered trust company regulated under § 51A-6A-1(12A) of the South Dakota Banking Law and licensed to act as a custodian, for a six-month initial term with automatic six-month renewals unless terminated. Termination may occur for convenience with 60 days’ prior written notice or for breach with 30 days’ notice. Assets held under the agreement are generally maintained in segregated custodial accounts, separate from the Custodian’s own assets and other clients’ assets per the CSA. Access to the Company’s custodial account holding TAO is generally limited to persons designated by us through the Custodian’s user interface. The Custodian provides quarterly electronic account statements and, upon request, will confirm asset holdings. To value TAO held in our account, the Custodian electronically obtains USD equivalent prices from digital asset market data with amounts rounded up to the seventh decimal place to the right. Insurance coverage maintained by the Custodian is described further below.

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In June 2025, we also entered into a Master Purchase Agreement (“MPA”) with BitGo Prime LLC (the “Prime Broker”), which is a Delaware limited liability company, to facilitate digital asset trading through the Prime Broker’s proprietary electronic trading system. The agreement operates on a principal-to-principal basis, with each party acting for its own account and not as agent or fiduciary to the other party. All transactions are settled through, and custodied at, the Custodian under the CSA described herein. Access to the Company’s trading account is generally restricted to users it designates. The Prime Broker uses the Custodian’s balance inquiry functionality to verify the existence of sufficient assets before executing trades. The MPA terminates automatically upon termination of the CSA, and the Prime Broker reserves the right to suspend or modify services at its discretion.

The TAO Daily

On September 22, 2025, we announced the launch of The TAO Daily, our comprehensive media, news, and insight platform dedicated to Bittensor (TAO) and the TAO ecosystem. The TAO Daily platform aims to highlight the Bittensor ecosystem developments and provide transparency into the rapidly growing world of decentralized AI. The platform also aims to centralize resources useful to TAO users and investors. Additionally, a new podcast, The TAO Pod, is hosted by James Altucher and Joseph Jacks, well-known TAO ecosystem leader and crypto treasury advisor to the Company.

Private Placement of Preferred Shares and Warrants

On October 13, 2025, the Company entered into the Purchase Agreement with certain accredited investors (the “Investors”), pursuant to which we issued and sold to the Investors in a private placement (i) an aggregate of 11,000 shares of the Company’s newly designated Series E convertible preferred stock, initially convertible into up to 1,375,000 shares of the Company’s common stock at an initial conversion price of $8.00 and (ii) warrants to purchase up to an aggregate of 1,375,000 shares of Common Stock.

The terms of the Preferred Shares are as set forth in the Certificate of Designations of Series E Convertible Preferred Stock (the “Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on October 15, 2025. The Warrants are immediately exercisable at a price of $8.00 per share and expire five years from issuance.

In connection with the Offering, we entered into the Registration Rights Agreement, pursuant to which we are required to, among other things, (a) file a resale registration statement with the SEC to register for resale (i) 150% of the maximum number of Conversion Shares (as defined in the Registration Rights Agreement) issuable upon conversion of the Preferred Shares and (ii) 150% of the maximum number of Warrant Shares issuable upon exercise of the Warrants, promptly following the closing of the Offering, but in no event later than 30 calendar days after the effective date of the Registration Rights Agreement, (b) have such Registration Statement declared effective within 60 days after closing of the Offering (or 90 days after the closing of the Offering if the registration statement is reviewed by the SEC), and (c) maintain the registration until the earlier of (x) the date on which the selling stockholders have sold their Conversion Shares or Warrant Shares without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (y) the date on which the selling stockholders no longer hold any Conversion Shares or Warrant Shares.

The Offering is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the investors in the Offering has represented to us that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Shares and Warrants are being offered without any general solicitation by us or our representatives.

Preferred Shares

The Preferred Shares are convertible into Common Stock at the election of the holder at any time at an initial conversion price of $8.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions).

The holders of the Preferred Shares are entitled to dividends of 7% per annum, compounded quarterly, which are payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Shares will accrue dividends at the rate of 15% per annum. The holders of Preferred Shares are entitled to vote with holders of the Common Stock as a single class on all matters that holders of Common Stock are entitled to vote upon, with the number of votes per share of Preferred Shares equal to the stated value of such Preferred Shares divided by the then applicable Conversion Price; provided, however that in no event shall the then applicable Conversion Price be less than the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date immediately prior to the date of the Purchase Agreement.

Notwithstanding the foregoing, our ability to settle conversions is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that our stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). We agreed to seek stockholder approval of these matters at a meeting to be held no later than December 31, 2025. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of common stock issuable upon conversion of the Preferred Shares or Warrants.

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The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the Company’s failure to pay any amounts due to the holders of the Preferred Shares when due. In connection with a Triggering Event, each holder of Preferred Shares will be able to require the Company to redeem in cash any or all of the holder’s Preferred Shares at a premium set forth in the Certificate of Designations.

The Company is subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters. Additionally, the Certificate of Designations contains a covenant requiring the Company to maintain minimum cash, cash equivalents, TAO tokens and investments in the Bittensor ecosystem in an amount equal to at least the aggregate Stated Value of the Series E Preferred Stock outstanding.

There is no established public trading market for the Preferred Shares and we do not intend to list the Preferred Shares on any national securities exchange or nationally recognized trading system.

Warrants

Investor Warrants

Pursuant to the Securities Purchase Agreement, the Company issued warrants to purchase shares of Common Stock to the Investors (the “Investor Warrants”) which are exercisable immediately at an exercise price of $8.00 per share (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). The shares of Common Stock issuable upon exercise of the Investor Warrants are referred to herein as the “Investor Warrant Shares.”

There is no established public trading market for the Investor Warrants and we do not intend to list the Investor Warrants on any national securities exchange or nationally recognized trading system.

Placement Agent Warrants

In connection with the Offering, the Company entered into the Engagement Letter with GP Nurmenkari Inc. as placement agent (the “Placement Agent”). Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent (i) a cash fee equal to 8.0% of the gross proceeds from any sale of securities in the Offering plus a due diligence fee of $10,000 and (ii) warrants to purchase shares of Common Stock equal to 4.0% of the number of shares of Common Stock that the Preferred Shares are initially convertible into, with an exercise price of $8.00 per share and a five-year term.

There is no established public trading market for the Placement Agent Warrants and we do not intend to list the Placement Agent Warrants on any national securities exchange or nationally recognized trading system.

The Investor Warrants and Placement Agent Warrants are referred to collectively herein as the “Warrants.” The Investor Warrant Shares and Placement Agent Shares are referred to herein as the “Warrant Shares.”

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We were incorporated in the State of Delaware on October 31, 2012 as “Neurotrope Bioscience, Inc.” On August 23, 2013, Neurotrope Acquisition, Inc., a wholly owned subsidiary of Neurotrope, merged with and into us. We were the surviving corporation in this merger and became a wholly owned subsidiary of Neurotrope. On December 7, 2020, Neurotrope completed the complete legal and structural separation of Synaptogenix, Inc. from Neurotrope. On June 26, 2025, the Company changed its legal name from Synaptogenix, Inc. to TAO Synergies Inc.

Our principal executive offices are located at 1185 Avenue of the Americas, 3rd Floor, New York, New York, and our telephone number is (973) 242-0005. Our website is located at www.taosynergies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholders	Up to an aggregate of 22,302,303 shares of Common Stock, which are issuable to such selling stockholders pursuant to the terms of the Preferred Shares and Warrants. In accordance with the terms of the Registration Rights Agreement with the holders of the Preferred Shares and the Warrants and the Engagement Letter, the 22,302,303 shares of Common Stock reflects the sum of (i) 150% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares (assuming for purposes hereof that the Preferred Shares are convertible at the initial conversion price of $8.00), including payment of dividends on the Preferred Shares through April 1, 2027 in the form of shares of Common Stock and (ii) 150% of the number of shares of Common Stock issuable upon exercise of the Investor Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the initial exercise price of $8.00 and (iii) 150% of the maximum number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation).
Use of Proceeds	We will not receive any proceeds from the sale of the Conversion Shares and Warrant Shares by the selling stockholders. However, if all of the Series E Warrants were exercised for cash, we would receive gross proceeds of approximately $11.4 million. We currently intend to use such proceeds for general corporate purposes and working capital, including the acquisition of Bittensor TAO as a treasury reserve asset.
Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.
Nasdaq Capital Market Symbol	“TAOX”
Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” included in this prospectus and beginning on page 40 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the Conversion Shares and Warrant Shares, each as described under “The Offering” and “Selling Stockholders.” When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

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RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed below and discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to our Crypto Asset Strategy

Our operating results are dependent on the price of TAO. If such price declines, our business, operating results, and financial condition would be adversely affected.

Any declines in the volume of crypto asset transactions, the price of crypto assets, or market liquidity for crypto assets generally may adversely affect our operating results. We have significant investments in TAO. As of October 31, 2025, we held digital intangible assets valued at approximately $29.0 million. Thus, changes in the value of TAO will generally have a significant impact on our results. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of crypto assets.

The market price of Bittensor’s TAO token has been highly volatile and could decline sharply at any time. For example, TAO’s price experienced a rise of over 1000% in 2024, reaching a high above $767 in April 2024, and subsequently corrected by roughly 45% from that peak. Such extreme fluctuations could significantly increase or reduce the value of our TAO holdings within a short period. The market price of TAO can be driven by a variety of factors beyond our control, including speculative investor behavior, regulatory developments, changes in market liquidity, the adoption and performance of the Bittensor network, cybersecurity incidents, macroeconomic events, or negative publicity about digital assets generally or TAO specifically. Because we have invested a substantial portion of our treasury in TAO, a major downturn in TAO’s market price could materially impair the value of our assets and even jeopardize our ability to meet cash needs or financial obligations.

The price of crypto assets and associated demand for buying, selling, and trading of crypto assets have also historically been subject to significant volatility. For instance, in 2017 and 2021, the value of certain crypto assets, including bitcoin, experienced steep increases in value, followed by steep declines in 2018 and 2022. After recovering from the 2018 decline and reaching record highs in December 2021, the value of the total crypto market cap declined by approximately 64% in the twelve months ended December 31, 2022. The collapse of several companies in the crypto asset industry such as Celsius, Voyager, and FTX impacted crypto asset prices in 2022 and the majority of 2023. We believe that the approval and launch of spot-based Bitcoin ETFs in the U.S. in the first quarter of 2024 and the election of President Donald Trump in the fourth quarter of 2024 contributed to an increase in the crypto market capitalization during 2024. However, the crypto market subsequently experienced a general decline in the first half of 2025.

The price and trading volume of any crypto asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Such uncertainty and volatility depend on a number of factors, including:

●	market conditions across the cryptoeconomy;

●	changes in liquidity, volume, and trading activities;

●	trading activities on crypto asset trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;

●	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

●	the speed and rate at which cryptocurrency is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial asset worldwide, if at all;

●	decreased user and investor confidence in crypto assets and crypto asset trading platforms;

●	negative publicity and events relating to the cryptoeconomy;

●	unpredictable social media coverage or “trending” of crypto assets;

●	the ability for crypto assets to meet user and investor demands;

●	the functionality and utility of crypto assets and their associated ecosystems and networks, including crypto assets designed for use in various applications;

●	consumer preferences and perceived value of crypto assets and crypto asset markets;

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●	increased competition from other payment services or other crypto assets that exhibit better speed, security, scalability, or other characteristics;

●	regulatory (including enforcement) or legislative changes and updates affecting the cryptoeconomy;

●	the characterization of crypto assets under the laws of various jurisdictions around the world;

●	the maintenance, troubleshooting, and development of the blockchain networks underlying crypto assets, including by miners, validators, and developers worldwide;

●	the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of crypto assets and their associated smart contracts, applications, and networks, including vulnerabilities against hacks and scalability;

●	fees and speed associated with processing crypto asset transactions, including on the underlying blockchain networks and on crypto asset trading platforms;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity of crypto asset trading platforms;

●	interruptions in service from or failures of major crypto asset trading platforms;

●	availability of an active derivatives market for various crypto assets;

●	availability of banking and payment services to support cryptocurrency-related projects;

●	level of interest rates and inflation;

●	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

●	national and international economic and political conditions.

Furthermore, crypto asset prices may be subject to market manipulation or distortion, including pump-and-dump schemes, wash trading, spoofing, and front-running, particularly on unregulated exchanges. Such manipulation could significantly impact the perceived value and trading volume of TAO and undermine investor confidence in the crypto asset market, adversely affecting our business.

There is no assurance that any crypto asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of crypto assets or the demand for trading crypto assets decline, our business, operating results, and financial condition could be adversely affected.

If we fail to successfully implement our crypto asset-related business strategy, or if our strategy proves ineffective, our business, financial condition and results of operations could be materially and adversely affected.

Our future performance depends significantly on the successful execution of our business strategy, which is focused, in part, on acquiring, holding and staking TAO and participating in the TAO ecosystem. This strategy is novel, involves exposure to emerging technologies and markets, and requires effective management of operational, technological, and financial resources. The successful implementation of this strategy will place substantial demands on our management team and infrastructure. Moreover, given the rapidly evolving regulatory and technological landscape surrounding crypto assets, there is no assurance that our strategy will be successful, or that it will result in improved financial performance or long-term shareholder value. We may, at any time, modify or abandon certain components of our business plan in response to market conditions, regulatory developments, or other factors. Additionally, our strategy is untested over extended market cycles, and unforeseen complications, operational failures, regulatory shifts, or insufficient demand for TAO could significantly impede our business objectives. If we are unable to effectively implement our strategy, or if the strategy does not yield the anticipated benefits, our business prospects, growth potential, and profitability could be materially and adversely impacted.

We may lack effective tools to hedge against TAO’s price volatility, as no established derivatives market exists for TAO and broader crypto hedging instruments are generally limited to major tokens like Bitcoin. This leaves us more exposed to adverse market swings and unable to mitigate downside risk through conventional strategies. Our concentrated TAO holdings also present liquidity challenges, as TAO’s trading volume is limited and large sales could depress prices and trigger steep losses. These constraints are compounded by the small number of platforms supporting TAO, some of which are offshore or decentralized. In adverse market conditions, we may be unable to liquidate TAO at reasonable prices, potentially impairing our ability to meet financial obligations. These combined factors make our treasury strategy more volatile and less liquid than one based on traditional assets.

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Managing crypto assets like TAO also introduces operational complexities and control risks distinct from traditional treasury functions. Our limited experience in large-scale crypto custody increases the risk that our procedures may be inadequate to safeguard assets or accurately record transactions. Effective crypto asset management requires strict private key security, wallet controls, and transaction protocols; failures in these areas could result in irreversible losses. Even with third-party custodians, we must ensure proper oversight, reconcile blockchain data with financial records, and comply with evolving accounting standards. Human error, phishing attacks, or insider misconduct could also expose us to theft or fraud. Our finance team may experience a steep learning curve in navigating blockchain-based accounting, and weaknesses in our systems could lead to delays, errors, or regulatory issues. While we are investing in controls and personnel, there is no guarantee our risk management will remain effective as the crypto landscape evolves.

Our crypto asset strategy also relies heavily on evolving blockchain technology, which is subject to rapid change, technical challenges, and potential obsolescence. Protocols underlying TAO, including but not limited to key subnets, could experience security vulnerabilities, errors in code, malicious attacks, or other technical failures. Any such incidents could undermine confidence in TAO, result in significant financial losses, and materially impair our business. Additionally, future technological advances, including quantum computing, could potentially compromise the cryptographic foundations of blockchain technology underlying TAO, posing additional risk to the security and long-term viability of our crypto asset holdings.

We will likely need to pursue additional equity or debt financings to meet our previously announced goal of acquiring $100 million of TAO.

Based on our current balance sheet, we will likely need to pursue additional equity or debt financings in order to accumulate enough capital to acquire our previously stated target amount of TAO. With uncertainty in the capital markets and other factors, such financing may not be available on terms favorable to us or at all. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us, we could face significant limitations on our ability to invest in our operations and otherwise suffer harm to our business.

Certain of our directors, officers, employees and independent contractors may hold crypto assets.

Certain of our directors, officers, employees, and independent contractors may hold crypto assets, including the same crypto assets in which we invest, or have other crypto-related personal investments. Such persons may actively invest in crypto projects and crypto assets on their own behalf, which could incentivize them to take actions (or refrain from actions) that favor their personal crypto holdings or related business interests over our interests and the interests of our shareholders. Our affiliates may also have substantial direct investments in crypto assets and are under no obligation to prioritize or consider our interests when managing those investments, potentially leading to conflicts of interest. Certain of our directors, officers, employees, and independent contractors may have outside business ventures or participate in other crypto-related initiatives, potentially diverting their time, attention, and resources away from our Company. Our internal policies and procedures may not fully eliminate these conflicts, and there is no assurance that the personal or outside interests of these individuals will consistently align with our interests or those of our shareholders. If such conflicts are not adequately managed, our decision-making processes, corporate governance, market perception, and overall financial performance may be adversely affected.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our proposed holdings of crypto assets.

Our historical financial statements do not fully reflect the potential variability in earnings that we may experience in the future from holding or selling crypto assets. We will need to perform an analysis each quarter to identify whether events or changes in circumstances indicate that our crypto assets are impaired. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

The emergence or growth of other crypto assets, including those with significant private or public sector backing, could have a negative impact on the price of TAO and adversely affect our business.

Our assets are concentrated in a single crypto asset, TAO. Accordingly, the emergence or growth of crypto assets other than TAO may have a material adverse effect on our financial condition. As of June 30, 2025, TAO remained significantly smaller than many other crypto assets by market capitalization and liquidity. TAO’s success hinges, in part, on Bittensor’s ability to compete effectively in the decentralized AI ecosystem. Direct competitors include SingularityNET (AGIX), Fetch.ai (FET), Ocean Protocol, and others. If these platforms gain broader adoption, due to better performance, more user-friendly tools, or superior incentives, TAO could lose market share and relevance.

In addition, there are numerous alternative crypto assets and many entities, including consortiums and financial institutions, that are researching and investing resources into private or permissioned blockchain platforms or crypto assets that do not rely on decentralized machine learning or proof-of-intelligence models like the Bittensor network. For example, in late 2022, the Ethereum network transitioned to a proof-of-stake mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative crypto assets are perceived as superior to Bittensor’s or as more attractive due to increased utility beyond Bittensor’s narrower focus, those crypto assets could gain market share relative to TAO. Other alternative crypto assets that compete with TAO in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. Treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to non-pegged crypto assets such as TAO as a medium of exchange and store of value, particularly on crypto asset trading platforms.

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Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, TAO and other crypto assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other crypto assets could cause the market price of TAO to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

We may seek to raise additional capital in the future to support our digital asset treasury strategy, including the acquisition of TAO, and we cannot predict the timing of any such financing.

We may pursue additional financing to support our digital asset treasury strategy, which may involve acquiring, holding, or managing TAO, as part of our corporate treasury operations. These financing activities could include the issuance of equity or equity-linked securities in public offerings, as well as issuing equity or equity-linked securities in exchange for TAO, which may result in substantial dilution to existing stockholders. The timing, amount, and terms of any such financing will depend on market conditions and our strategic objectives, and we cannot predict when or if such financing will occur. Any such financing may not be available on favorable terms, or at all.

In addition, the value and volatility of digital assets like TAO may require us to maintain higher levels of liquidity or collateral, potentially increasing our need for capital. If we issue additional shares or securities convertible into or exercisable for shares of our common stock, our existing stockholders may experience dilution of their ownership interests, and the market price of our common stock may decline. There can be no assurance that any future financing will be available on acceptable terms, or at all, and any inability to raise capital when needed could adversely affect our financial condition and strategic initiatives.

Our financial results are heavily dependent on TAO, significantly increasing our exposure to crypto asset market volatility, valuation uncertainty, and concentrated credit risks.

Our holdings in crypto assets are focused on TAO, which subjects us to heightened risks related to asset concentration and market volatility. A substantial decline in demand for TAO, if not offset by interest in other assets, would materially and adversely impact our revenues and overall financial performance. This concentration also amplifies our vulnerability to downturns in the broader crypto market, exposing us to outsized losses, asset write-downs, liquidity constraints, and difficulties in meeting collateral obligations.

Moreover, a significant percentage of the TAO tokens in circulation is concentrated among a relatively small number of holders, including network validators, early participants, and large-scale staking entities. This concentration increases the risk that a small number of parties could exert outsized influence over governance decisions, validator selection, network upgrades, and the market for TAO. If large holders were to coordinate, they could act in ways that disadvantage us or smaller participants, including by influencing the direction of protocol development, restricting access to certain subnets, or taking positions that destabilize the market price of TAO. Concentrated ownership also heightens the risk of large, sudden dispositions of TAO, which could adversely affect liquidity and price stability. Any of these developments could impair our ability to rely on the Bittensor network, reduce the value of its holdings, or otherwise adversely affect its business, financial condition, and results of operations.

Additionally, accurately valuing crypto assets, including TAO, can be challenging, especially during periods of market stress. Crypto assets trade globally across numerous exchanges, many of which are lightly regulated, causing significant price volatility and disparities across trading venues. The absence of a centralized market or definitive closing price means valuations can be unreliable or temporarily distorted due to liquidity shortages, market disruptions, or manipulation. Such valuation uncertainties complicate the accurate determination of our financial position and make it difficult for auditors to verify our asset values.

Moreover, new accounting standards requiring adjustments to how we mark crypto assets to market values could introduce substantial fluctuations in our reported earnings. These valuation changes might also trigger unintended tax liabilities, resulting in increased tax expenses or additional compliance burdens.

Our concentrated crypto asset holdings further expose us to credit risks. For instance, maintaining large asset balances with a single custodian or significant lending exposure to a single counterparty within the crypto industry could substantially increase the severity of an adverse event, as the failure or insolvency of such entities would directly jeopardize a major portion of our assets.

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We are highly dependent on James Altucher and other key personnel, and our inability to retain or attract experienced individuals could materially harm our business.

We are highly dependent on the services of our TAO token consultant, James Altucher, for leading our TAO-based revenue generation strategy. Because we operate in a relatively new industry that requires highly skilled and technical personnel, our future success is highly dependent on the talents and contributions of Mr. Altucher. The loss of Mr. Altucher could disrupt our operations and have a material adverse effect on our business.

Mr. Altucher is free to engage in activities outside of the Company, although he is obligated under his consulting agreement to devote his TAO-related activities exclusively to us. Moreover, his contract expires on June 8, 2026. While Mr. Altucher has entered into a consulting agreement with the Company, Mr. Altucher is not expected to devote his full time, attention or efforts to us. Mr. Altucher may continue to manage significant crypto assets outside of the Company, which may consume some of his time, attention and efforts.

Additionally, our future growth and success depend on our ability to attract, retain, and motivate skilled employees and contractors in the crypto asset industry. Competition for qualified personnel in the crypto asset and blockchain industries is intense. The specialized nature of blockchain technology and crypto asset markets means there is limited availability of highly experienced personnel. Our growth strategy depends not only on retaining key individuals like Mr. Altucher but also on our ability to attract and retain additional experienced professionals. Any inability to secure or retain such personnel due to competitive pressures, reputational factors, regulatory uncertainty, or market conditions could adversely impact our ability to execute our strategic initiatives and could materially harm our business.

Our TAO holdings are likely to be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the TAO market has been characterized by significant volatility in price, lower trading volumes, and less liquidity compared to major crypto assets like Bitcoin and traditional fiat currencies. During times of market instability, we may not be able to sell our TAO at favorable prices or at all. For example, TAO currently trades on a limited number of centralized and decentralized platforms, some of which may lack sufficient depth or infrastructure to support large-volume trades or institutional execution. As a result, our TAO holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered TAO or otherwise generate funds using our TAO holdings, particularly in times of market instability or when the price of TAO has declined significantly. If we are unable to sell our TAO, enter into additional capital raising transactions (including transactions using TAO as collateral), or otherwise generate funds using our TAO holdings, or if we are forced to sell our TAO at a significant loss in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Additionally, we rely on third-party exchanges and custodians to facilitate transactions in TAO. These platforms may face operational disruptions, security breaches, regulatory enforcement, insolvency, or other issues beyond our control. Any impairment of our ability to access or transact on these platforms could limit our liquidity, force us into unfavorable asset sales, or prevent us from timely managing our crypto asset holdings, thereby materially affecting our operations and financial condition.

Bittensor’s TAO token, generated via a decentralized “Proof-of-Intelligence” mining process, faces significant volatility, governance centralization risks, regulatory uncertainty, limited liquidity, and ongoing security vulnerabilities related to its AI-focused consensus model and underlying decentralized infrastructure.

Bittensor’s native token, TAO, was launched via a “fair launch” mining process in January 2021 and, according to public reports, without a pre-sale, ICO, or pre-mined allocation. Circulating tokens were earned by miners, promoting decentralization but potentially resulting in wealth concentration among early participants. The project is managed by the Opentensor Foundation, a small team of developers, making it heavily dependent on their ongoing involvement. Until early 2024, governance power was concentrated in a small number of validators, posing centralization risks. Although a new dynamic governance system was introduced in 2025, it remains untested and could present unforeseen challenges and conflicts of interest.

TAO tokens are generated through Bittensor’s “Proof-of-Intelligence” consensus mechanism, where validators assess AI contributions from miners to distribute rewards. This approach, however, introduces potential vulnerabilities such as subjective evaluations, collusion, and technical security risks. Notably, in July 2024, a supply-chain attack led to theft of private keys and prompted a temporary network shutdown, underscoring existing security concerns and highlighting the network’s reliance on centralized emergency controls. TAO has a capped supply of 21 million tokens, with about 9 million mined as of mid-2025, and a halving of token issuance every four years, the next scheduled for August 2025. These dynamics could influence miner incentives and affect market liquidity.

TAO’s value is speculative and highly dependent on future adoption and ecosystem growth. Trading liquidity is limited and primarily concentrated on offshore exchanges, increasing price volatility and counterparty risks. Currently, derivatives markets for TAO are limited, and while products such as the Grayscale Bittensor Trust may enhance market accessibility, they carry additional liquidity and regulatory uncertainties.

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Bittensor, a decentralized AI blockchain network using a “Proof-of-Intelligence” consensus model tied to AI model performance, faces significant technical, operational, scalability, governance, and regulatory risks, including dependence on third-party off-chain infrastructure, potential vulnerabilities in AI validation processes, limited scalability, decentralized governance inefficiencies, and regulatory uncertainties, all of which could adversely impact the value and adoption of its native TAO token.

TAO functions on the Bittensor network, which operates as a decentralized AI network built on a custom blockchain utilizing the Substrate framework and employs a novel consensus mechanism known as “Proof-of-Intelligence,” whereby blockchain validation and token rewards are directly tied to AI model performance. The complex architecture of this system introduces significant technical and operational risks. Given the sophisticated blockchain infrastructure and Bittensor’s specialized AI-focused subnets, there exists a heightened potential for software errors, system vulnerabilities, and unforeseen operational disruptions. Such events could result in extended network downtime, diminished user confidence, or even irreversible losses of digital assets.

Moreover, Bittensor heavily depends on off-chain infrastructure for executing AI computations, leading to inherent trust and transparency issues. Users must rely on third-party providers to execute AI tasks accurately and securely. Any inaccuracies, misreporting, malicious actions, or operational failures in these off-chain processes could significantly damage the reliability and overall reputation of the Bittensor network and negatively impact the TAO token’s value.

The decentralized nature of Bittensor further presents notable scalability challenges. As participation increases, the complexity and resource-intensiveness of validating and evaluating AI model contributions can create bottlenecks and degrade system performance. These scalability constraints could prevent Bittensor from effectively competing with centralized AI platforms, potentially limiting widespread adoption and constraining growth in demand for the TAO token.

In addition, maintaining robust quality control and verifying AI outputs within the Bittensor ecosystem pose ongoing challenges. While the platform employs a competitive, reputation-based reward system to incentivize quality contributions, this structure remains vulnerable to risks such as validator collusion, sabotage among competing model providers, and manipulation of reputation or reward mechanisms. Without robust on-chain verification processes, incorrect or deceptive AI outputs may proliferate, eroding trust and undermining the perceived value of services provided through the network.

The value and liquidity of the TAO token also depends substantially on its adoption among developers, researchers, and other users within decentralized AI markets. If Bittensor fails to expand beyond niche communities or becomes overshadowed by centralized AI alternatives, it may experience decreased demand for its services. This scenario would negatively impact the market price and liquidity of TAO, adversely affecting our financial position.

The decentralized governance structure of Bittensor, managed through consensus among TAO token holders, also introduces additional risks related to decision-making delays, political friction, and governance inefficiencies. Regulatory ambiguity and increased scrutiny surrounding decentralized AI systems and crypto tokens further compound these governance challenges. Adverse regulatory actions, unclear legal interpretations, or new compliance obligations could impose substantial additional costs or operational restrictions, or potentially force cessation of certain business activities altogether. This regulatory uncertainty could also deter institutional adoption and broader acceptance of Bittensor, further limiting its potential growth and stability. Collectively, these technical, operational, market, governance, and regulatory risks could result in substantial volatility in the value of TAO, materially affecting our business strategy involving this asset.

In addition, Subtensor currently uses a proof-of-authority model under which a small, permissioned set of validators operated by the Opentensor Foundation produces and finalizes blocks; by contrast, Yuma Consensus is an on-chain emissions algorithm that computes rewards from validator rankings of model performance and does not provide consensus or finality. Reliance on this authority set centralizes transaction ordering and finality and increases the risk of network halts, delayed processing, or selective censorship if operators fail, are compromised, or change policies. Compromise or misuse of authority signing keys, software defects, or misconfiguration may require emergency coordination or restricted operating modes and could disrupt our ability to acquire, transfer, or dispose of TAO, potentially triggering exchange or custodian pauses, reduced liquidity, wider spreads, and price volatility. Concentration at the authority layer also creates a single point of operational and regulatory leverage: legal orders, sanctions, or jurisdictional restrictions directed at the Foundation or authority operators could compel blocking, reordering, or exclusion of transactions or participants. The composition, permissions, and parameters of the authority set may change on short notice, and elevated security and key-management demands increase the risk of downtime or reorganizations; authority control can also amplify governance disputes. Collectively, these factors may impair network reliability and perceived decentralization, reduce adoption and TAO liquidity, and adversely affect our business, financial condition, and results of operations.

The open-source and decentralized design of crypto asset networks, including the Bittensor network on which the TAO crypto asset functions, exposes us to risks related to forks, air drops, incidental rights, and related technological and operational disruptions.

Blockchain networks like Bittensor can also undergo “hard forks,” splitting into separate networks due to planned upgrades, technical disagreements, or vulnerabilities. In addition, events such as air drops or the granting of incidental rights may occur, resulting in the distribution of new or derivative digital assets. These events can create or duplicate assets and raise practical and legal considerations regarding whether, and how, holders are able to receive, claim, or use such assets.

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In the event of an airdrop, hard fork, or the granting of incidental rights, we will decide how to proceed using its best judgment and, where required, after obtaining advice from legal, tax, accounting, and cybersecurity professionals. Public blockchain events such as airdrops and hard forks may create new assets or duplicate existing assets. We may lack the technical capability, private keys, or custodial support to receive, claim, hold, transfer, or secure these assets. Hard forks can enable replay of transactions and may require changes to key management and software. Claiming mechanisms and unsolicited token transfers can expose us to phishing, malicious smart contracts, dusting, and other cyber threats. Exchanges, custodians, and payment processors may pause or refuse support for a new asset or chain, which can disrupt our products and increase costs. In addition, receipt of airdropped or forked assets may be treated as taxable income upon our ability to exercise control, even if we cannot promptly monetize the asset, which could result in tax liabilities that exceed any related proceeds. Valuation and timing for tax purposes are uncertain and may be challenged by tax authorities. Regulators may also determine that certain airdropped or forked assets are securities, derivatives, or otherwise subject to registration, licensing, or compliance obligations, which could restrict our ability to hold, transfer, or monetize such assets and expose us to enforcement risk. The accounting treatment of these assets is complex and unsettled, and any misjudgment in recognition, valuation, or disclosure could lead to misstatements, restatements, or disagreements with our auditors. In addition, our custodians or other service providers may reserve contractual rights to retain or decline to support airdropped or forked assets, which could prevent us from realizing any economic benefit from these events. Any of these events could result in loss or theft of assets, unexpected tax obligations, service interruptions, or reduced revenue, and could adversely affect our business, financial condition, and results of operations.

Risks Related to the Custodian and Prime Broker

We face additional risks related to our reliance on BitGo Prime LLC (the “Prime Broker”) and BitGo Trust Company, Inc. (the “Custodian”), which are affiliated entities, for trading, custody, and settlement of TAO.

We rely on the Prime Broker’s proprietary trading system and the Custodian’s custodial and settlement services for executing and settling transactions in TAO. The Prime Broker’s trading system is subject to technical failures, operational errors, interruptions, or cyber-attacks that could lead to transaction failures, settlement delays, or loss of assets. Although the Prime Broker and the Custodian maintain policies and procedures to mitigate these risks, there is no guarantee these safeguards will prevent disruptions or losses. Any operational failures could materially harm our ability to conduct business operations.

Additionally, transactions executed through the Prime Broker’s trading system and settled via the Custodian’s settlement services are final and irreversible once completed. If an error occurs (whether through human mistake, operational failure, or fraudulent activity) we may be unable to reverse or recover funds, resulting in potential significant losses. Except in cases involving fraud, gross negligence, or willful misconduct, the Custodian’s liability for direct damages arising from theft, operational errors, unauthorized access, or similar incidents may be limited to the fees paid or payable during the 6 months immediately preceding the incident. Both the Custodian’s and Prime Broker’s liability for direct damages caused by their gross negligence or willful misconduct may be limited to the value of the affected digital assets or fiat currency. The Prime Broker otherwise may not be liable for losses relating to theft, operational errors, unauthorized access, or similar incidents. Consequently, our recourse, including for losses of TAO held by the Custodian, Prime Broker, or their service providers, may be substantially limited.

Neither the Custodian nor the Prime Broker is a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or a broker-dealer and member of the Securities Investor Protection Corporation (“SIPC”). Therefore, deposits held with, or assets held by, the Custodian are not subject to the protections enjoyed by depositors with FDIC- or SIPC-member institutions. The Custodian has advised us that it maintains insurance policies in the amount of $250 million, in the aggregate, which are intended to cover the loss of client assets held by the Custodian. The insurance maintained by the Custodian may not be available or sufficient to protect us from all possible losses or sources of losses. The Custodian’s insurance may not cover the specific type of loss experienced by us. In addition, the TAO insurance markets are limited, and the level of insurance maintained by the Custodian may be substantially lower than the value of our assets. While the Custodian maintains certain capital reserve requirements based on the value of the assets under custody (which may provide additional means to cover client asset losses), we cannot be assured that the Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to our crypto assets.

Additionally, the security of crypto assets held by the Custodian depends significantly on how effectively the Custodian safeguards private cryptographic keys associated with such assets. Although the Custodian uses both “hot” (online) and “cold” (offline) storage mechanisms designed to balance security and operational needs, any crypto assets stored in hot wallets may be at increased risk of theft, hacking, or unauthorized access compared to those held solely in cold storage. Furthermore, the Custodian’s private key management practices, security protocols, and operational controls may not fully prevent cybersecurity breaches, human errors, or other security failures, which could result in partial or total loss of our crypto assets.

Moreover, in the event of an insolvency or bankruptcy of the Custodian in the future, given that the contractual protections and legal rights of customers with respect to crypto assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Custodian in the crypto asset industry, there is a risk that our assets may be considered the property of the bankruptcy estate of the Custodian. We may be at risk of being treated as a general unsecured creditor of such entity and subject to the risk of total loss or significant impairment of the value of such assets.

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Furthermore, the Prime Broker may engage in trading activities strictly as principal, meaning it may act as our direct counterparty rather than as an agent, fiduciary, or financial advisor. The Prime Broker may simultaneously engage in hedging transactions or market-making activities, potentially creating conflicts of interest, including scenarios where the Prime Broker’s market activities negatively impact pricing or liquidity in our transactions. We do not have full visibility into these market-making or hedging activities, and these activities could result in less favorable execution terms than we might obtain elsewhere.

Additionally, the Custodian’s custodial and settlement services depend on complex proprietary technology platforms and APIs provided by affiliates and third-party service providers. We are entirely dependent on the reliability and security of this technology infrastructure. Any operational disruption at the Custodian, Prime Broker, or their third-party providers could lead to delays, transaction failures, asset losses, or increased vulnerability to security breaches.

Regulatory scrutiny or enforcement actions directed at the Prime Broker or Custodian could also adversely impact their ability to offer services, force changes in business practices, or cause operational disruptions. Such events could materially impair our business activities, operations, and the value of our crypto assets held by the Custodian.

Security threats to the Company’s account at the Custodian could result in the halting of the Company’s operations and a loss of the Company’s assets or damage to the reputation of the Company, each of which could materially and adversely affect the Company.

Security breaches, computer malware, and hacking attacks have been a prevalent concern in relation to crypto assets. The Company believes that its TAO held at the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage, or steal the Company’s TAO — a threat that will only become more appealing if the Company’s TAO grows in value. To the extent that the Company and Custodian are unable to identify and mitigate or stop new security threats or adapt to technological changes in the crypto asset industry, the Company’s TAO may be subject to theft, loss, destruction, or other attack.

The Company believes that the security procedures in place for the Custodian, including, but not limited to, offline storage (cold storage) and other measures, are reasonably designed to safeguard the Company’s TAO. Nevertheless, no security procedure can guarantee the prevention of all loss due to a security breach, software defect, or act of God. Such events may have to be borne by the Company. Additionally, security procedures may not protect against all errors, software flaws, or other vulnerabilities in the technical infrastructure of the Company or Custodian, which could result in theft, loss, or damage of assets. The Company does not control the Custodian’s operations or their implementation of such security procedures, and there can be no assurance that such security procedures will work as designed or prove successful in safeguarding the Company’s assets against all possible sources of theft, loss, or damage. Assets not held in cold storage, such as assets held in a trading account, are more vulnerable to security breaches, hacking, or loss than assets held in cold storage.

The security procedures and operational infrastructure may be breached due to the actions of outside parties or error or malfeasance of an employee of the Company or Custodian. As a result, an unauthorized party may obtain access to the Company’s account at the Custodian, the relevant private keys (and therefore TAO), or other data or property of the Company. Additionally, outside parties may attempt to fraudulently induce employees of the Company or the Custodian to disclose sensitive information in order to gain access to the Company’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently (or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target), the Company and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Company’s account at the Custodian could harm the Company’s operations or result in partial or total loss of the Company’s assets, resulting in a significant reduction or destruction in the value of the TAO.

Risks Related to Staking

Staking activities involve significant risks, including the risks of borrower default, operational failures and the potential loss of TAO, which could materially and adversely affect our financial performance and the value of our crypto assets.

Staking TAO tokens exposes us to a variety of operational, economic, technological, and regulatory risks. Although staking can generate rewards, the process involves locking or delegating our TAO tokens to a validator, thereby restricting our immediate liquidity and ability to freely trade or use these tokens and, for 18 months from November 5, 2025, limiting our ability to diversify validators for root subnet staking because we agreed to delegate at least 90% of TAO subject to root subnet staking to Yuma. Any operational disruptions, cybersecurity breaches, or software errors affecting our staking providers, validators, or the underlying blockchain network, including failures of the protocol to effect on-chain staking distributions, may result in partial or total loss of our staked TAO. In addition, the Yuma Agreement limits our recourse to a sole remedy for missed rewards, which does not include reward optimization, and generally caps Yuma’s aggregate liability at $5,000.

Unlike traditional financial instruments, staking and on-chain reward distrubtions are often final and irreversible once executed, increasing the risk associated with potential human errors, operational failures, or malicious activities. Additionally, the underlying validator operations and staking infrastructure may be subject to technical vulnerabilities or exploits. A failure, security breach, or operational deficiency in validator performance or infrastructure could significantly reduce or eliminate staking rewards or result in economic penalties that adversely affect our financial condition. Under our agreement with Yuma, our primary contractual remedy for service shortfalls is recovery of missed rewards, subject to an aggregate $5,000 cap and an exclusion of consequential and similar damages.

We depend on third-party providers, such as our Custodian, and affiliated or independent validators, including Yuma, to facilitate and manage our staking activities. If our Custodian or validator experiences financial distress, insolvency, cybersecurity incidents, or other operational failures, we may experience significant delays or difficulty recovering staked tokens, lose expected staking rewards, or incur permanent loss of the underlying staked assets. Additionally, third-party staking providers, including our Custodian and Yuma, may not maintain insurance coverage sufficient to protect us against all types of loss scenarios, leaving us potentially exposed to substantial economic risk. For a discussion of our staking program, see the section titled “Prospectus Summary—Our Cryptocurrency Asset Strategy—Our Staking Program” elsewhere in this prospectus.

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Staking activities may also subject us to regulatory uncertainty and evolving interpretations of securities, commodities, and financial services laws. Regulators may impose licensing, registration, reporting, or other compliance requirements on our staking activities, leading to increased legal and operational burdens, costs, or interruptions. Furthermore, we may be required to alter, limit, or cease staking activities altogether in response to future regulatory or enforcement developments. Our agreement with Yuma permits immediate termination if services cannot be performed in compliance with applicable law or due to heightened regulatory risk or changes in law that render continued involvement undesirable, illegal, or impracticable, which could result in sudden disruption or cessation of our their staking services. Disputes are subject to confidential, binding arbitration with a class-action waiver, which may limit judicial remedies.

With respect to staking activities, the Custodian’s or an affiliate’s liability for direct damages, including slashing penalties or missed staking rewards, is also limited. Specifically, liability for slashing penalties may be capped at staking service fees collected during the 6-month period prior to the relevant incident. Liability for missed rewards may be capped at staking service fees collected during the preceding 3-month period. The Custodian or an affiliate also may not be not liable for blockchain protocol malfunctions, software bugs, third-party validator errors, or any staking-related losses below $1,000 USD. Separately, our agreement with Yuma generally caps Yuma’s aggregate liability at $5,000, and Yuma disclaims consequential damages and is not liable for protocol-wide malfunctions or force-majeure events related to the blockchain.

Moreover, if any on-chain or implied protocol terms conflict with the Yuma Agreement, the agreement prevails. As the Bittensor protocol evolves, this “paramountcy” may cause frictions with network norms or expectations and may limit our ability to rely on protocol-level terms if they diverge from our contract.

The occurrence of any of these risks could materially impair our crypto asset holdings, adversely affect the financial performance of our business, and significantly diminish the value of our TAO tokens. Our ability to recover losses may be further limited by contractual liability caps, exclusive remedies, and arbitration provisions in our agreements with key providers.

Our reliance on the Custodian and its third-party validator for TAO staking activities creates concentration and related risks.

We rely on the Custodian to facilitate our staking activities with respect to TAO tokens. Through its staking services, the Custodian holds and facilitates the staking of our TAO through third-party validators including Yuma. While we believe Yuma and any other validator have been selected by the Custodian due to their reputation for security, reliability, and operational performance, neither the Custodian nor any validator guarantees staking rewards, uninterrupted service, or protection against all operational or security risks. Our staked TAO could be subject to loss, reduction, or impaired liquidity due to validator performance issues, slashing-like economic penalties (in the form of reduced or eliminated rewards), cybersecurity breaches, network disruptions, regulatory actions, or technical failures affecting the Custodian’s staking infrastructure or the Bittensor blockchain itself. Moreover, we do not control Yuma’s operational practices or technical infrastructure, and we have limited visibility into or control over the processes by which staking rewards are generated and allocated. Yuma may terminate services immediately due to changes in law or heightened regulatory risk, which could disrupt our staking without advance notice.

In addition, our reliance on a limited number of third-party providers, notably our primary Custodian and the validator Yuma, creates a concentration of operational risk. The failure, underperformance, insolvency, or malfeasance of any key provider could materially and adversely affect our assets and staking operations. Given our significant reliance on Yuma as our principal validator, disruptions affecting Yuma, such as downtime, operational deficiencies, cybersecurity breaches, or withdrawal from the market, could leave us unable to promptly identify or transition to an equivalent validator. In addition, for 18 months from November 5, 2025, the Yuma Agreement requires us to delegate at least 90% of TAO subject to root submet staking to Yuma, which increases our concentration risk and may limit our ability to diversify or migrate quickly in response to performance or pricing changes. Yuma may assign its obligations to an affiliate or in connection with a change of control without our consent, which could change our counterparty risk profile. This could result in our TAO tokens remaining unstaked, thereby causing us to forego anticipated staking rewards, or forcing us to hurriedly redelegate our tokens, potentially leading to suboptimal returns or additional costs.

Furthermore, any material changes in the terms or fee structures imposed by our staking providers, including increased commission rates, more restrictive withdrawal conditions, or diminished service quality, may significantly reduce our net rewards, making our staking activities financially less attractive. Limited diversification among staking counterparties exacerbates our exposure to the operational, financial, and cybersecurity risks specific to these providers, analogous to counterparty risk in traditional financial services. Consequently, operational failures, security incidents, regulatory issues, or adverse business developments affecting our primary staking counterparties could significantly harm our business, financial condition, and the value of our crypto asset holdings.

Our TAO staking relies on the Custodian and our Validators, who may utilize subnet automated market maker (“AMM”) pools, exposing us to additional liquidity, market, and operational risks beyond our direct control.

We stake TAO tokens through arrangements facilitated and managed by the Custodian and its selected validators, tao5 and Yuma (together, the “Validators”). We do not currently engage in subnet staking or participate in AMM pools, but may do so in the future. Should we do so in the future, the economic viability of subnet AMM pools remains largely unproven, and these pools are subject to experimental and rapidly evolving technological and regulatory environments. Any adverse event affecting these AMM pools, including but not limited to unfavorable market conditions, liquidity shortages, smart contract vulnerabilities, cybersecurity breaches, or operational failures, could result in significant financial losses, impairment of the liquidity or value of our staked TAO, or even total loss of our crypto assets.

Crypto Asset Regulatory Risks

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds, or to obligations applicable to investment advisers or other regulated entities.

Mutual funds and other registered investment companies are subject to extensive federal regulation as “investment companies” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Additionally, firms that manage the assets of registered investment companies generally must register as “investment advisers” under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”). These regulatory regimes impose stringent requirements relating to custody of assets, restrictions on transactions with affiliated parties, limits on investment activities, mandated governance structures, and detailed disclosure obligations designed to protect investors.

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We are not an investment company and do not manage third-party assets. Therefore, we are neither registered nor required to register as an investment company or investment adviser. Although one of our key treasury reserve assets is a crypto asset (TAO) and we engage in activities such as staking, we conduct these activities solely for our own corporate treasury management and not on behalf of external investors. Consequently, our operations involving TAO, including custody arrangements, transactions with affiliates, investment decisions, and general business practices, are not subject to the extensive regulatory framework applicable to mutual funds and registered investment advisers. Investors in our company therefore do not benefit from the heightened protections provided under the Investment Company Act or the Investment Advisers Act.

For example, although significant changes to our crypto asset strategy require approval by our board of directors, these changes do not necessitate shareholder votes or regulatory approvals mandated for registered investment companies. As a result, our board retains broad discretion regarding investment and cash management policies, including the authority to modify, suspend, or expand our strategy of acquiring, holding, or staking TAO, without being subject to regulatory procedures applicable to investment companies.

If crypto assets held by us are determined to be securities under U.S. federal or state law, we would become subject to significant regulatory burdens, which may materially and adversely affect its business, operations, and financial condition.

The legal characterization of crypto assets under U.S. securities laws remains unsettled and continues to evolve. If the U.S. Securities and Exchange Commission (“SEC”), another federal agency, or a state regulator determines that TAO or any other crypto asset held by us constitutes a security under the Securities Act of 1933, as amended (the “Securities Act”), or the Investment Company Act, we could become subject to extensive regulatory obligations. These obligations may include registration requirements, enhanced disclosure and reporting, restrictions on business activities, and compliance with corporate governance and custody standards.

We use a risk-based approach to evaluate whether TAO should be treated as a security under the U.S. federal securities laws. Our approach is informed by case law, SEC guidance, and evolving industry practices, and includes ongoing monitoring of regulatory developments and consultation with external legal and other advisors. However, the application of the securities laws to digital assets remains highly uncertain and subject to change. Our assessments could be challenged by regulators or courts, and a determination that TAO is, in fact, a security could subject us to significant regulatory, compliance, and enforcement risks, including potential restrictions on our ability to hold, transfer, or use TAO, registration or licensing obligations, or rescission rights for counterparties. Even if our policies and procedures are followed in good faith, they may not prevent adverse regulatory outcomes, and the process of defending our determinations could be costly and disruptive.

The SEC has taken the position that certain crypto assets, depending on their characteristics, method of distribution, and functional use, may be classified as investment contracts or otherwise fall within the definition of a “security.” Although we do not believe that our current activities, including the holding and staking of TAO, involve investment securities or cause us to be an investment company within the meaning of the Investment Company Act, there can be no assurance that regulators will agree with our assessment, particularly as new guidance, enforcement actions, or legal precedents develop.

If we were required to register as an investment company, or if the crypto assets it holds were deemed to be unregistered securities, we could be forced to significantly alter, limit, or cease certain operations, including staking or other network participation activities. In such a scenario, we may also become subject to enforcement actions, penalties, or other remedial measures, any of which could result in reputational harm, legal liability, or the inability to continue its current business model. In addition to federal law, we may be subject to regulation under state securities laws, some of which apply broader definitions of a “security” than those used by the SEC. As a result, we could face additional regulatory scrutiny, registration requirements, or enforcement exposure at the state level, even if federal regulators do not classify its crypto assets as securities.

Regulatory uncertainty surrounding the classification of crypto assets presents a continuing risk to our operations. Any determination that the crypto assets held or activities conducted by us fall within the scope of U.S. securities laws could impose significant costs, create legal obstacles to continued operations, or materially impair the value of our assets and the returns available to our investors. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Engaging in certain activities involving crypto assets classified as commodities, such as offering futures, derivatives, leveraged transactions, or providing trading advice or brokerage services, could subject us to additional regulation by the Commodity Futures Trading Commission (“CFTC”), and potentially oversight by the National Futures Association (“NFA”).

If our activities require CFTC registration, we may be required to comply with extensive regulatory obligations, which could result in significant costs and operational disruptions. For example, depending on our activities, we could be required to register a commodity pool, commodity pool operator, and/or commodity trading advisor with the CFTC through the NFA. Compliance with these additional regulatory requirements could result in substantial, non-recurring expenses, adversely affecting an investment in our securities. If we determine not to comply with such regulations, we may be forced to cease certain operations, which could negatively impact our investors. Additionally, current and future legislative or regulatory developments, including new CFTC interpretations, could impact how crypto assets are classified and traded.

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Potential classification of our crypto asset activities including staking as money transmission could subject us to additional regulatory requirements, resulting in significant compliance costs or the cessation of certain operations.

If regulatory changes or interpretations require us to register as a money services business (“MSB”) with the Financial Crimes Enforcement Network (“FinCEN”) under the U.S. Bank Secrecy Act (“BSA”), or as a money transmitter (an entity licensed to transfer money or monetary value between parties) under applicable state laws, we may become subject to extensive regulatory obligations, including anti-money laundering (“AML”) programs, reporting, recordkeeping, licensing, and periodic examinations. Compliance with these requirements could result in significant expenses and operational burdens. If such requirements apply, we may incur extraordinary costs to maintain compliance, or alternatively, we may determine that continuing certain business activities is no longer economically viable.

Regulatory scrutiny or shifting enforcement priorities could subject our crypto asset activities to significant compliance costs, legal liabilities, and operational disruptions, even absent formal classification as securities or commodities.

Our crypto asset activities are subject to a rapidly evolving and uncertain regulatory environment involving multiple jurisdictions and regulatory authorities, including the SEC, CFTC, FinCEN, and various state and foreign regulators. Regulatory authorities across different countries often adopt inconsistent or conflicting approaches toward cryptocurrencies and related services, leading to uncertainty in regulatory application. Even absent formal classification of our crypto assets as securities, commodities, or other regulated products, shifting regulatory interpretations or enforcement priorities could significantly increase scrutiny of our activities.

Recent enforcement actions in the cryptocurrency industry illustrate the potential for rapid and unforeseen changes in regulatory stances. Should regulators assert jurisdiction over our crypto asset activities, we may face substantial compliance costs, legal liabilities, operational disruptions, reputational harm, or be compelled to substantially alter or discontinue certain activities altogether. In particular, the regulatory status of specific crypto assets, including TAO, remains unclear, and if regulators classify TAO as a security or other regulated instrument, we could be subject to regulatory inquiries and penalties.

This regulatory uncertainty elevates the risk of inadvertent violations, potentially resulting in enforcement actions, sanctions, or cease-and-desist orders requiring immediate changes to our business operations. Furthermore, new legislation or regulatory actions could ban, restrict, or impose stringent licensing or operational requirements on crypto asset activities. Given the interconnected nature of global regulatory oversight, regulatory developments in one jurisdiction can prompt similar actions elsewhere, amplifying the compliance burdens we face and further increasing operational complexity and costs.

We may also face litigation or regulatory enforcement actions related to crypto asset transactions, custody, disclosures, staking, or compliance practices. Regulatory agencies, including the SEC, CFTC, state regulators, or private plaintiffs, could assert claims alleging violations of securities laws, fraud, fiduciary breaches, or other misconduct. Defending such actions would involve significant costs, consume substantial management resources, and could result in adverse judgments, regulatory fines, cease-and-desist orders, forced operational modifications, or reputational damage that materially impact our business.

Companies that adopt crypto asset treasury or similar activities have also historically been subject to increased scrutiny from regulators, investors, and the public. Some transitions have triggered enforcement actions, investigations, and litigation relating to inadequate or misleading disclosures, potential insider trading, regulatory noncompliance, and operational deficiencies. We may similarly face heightened regulatory oversight and investor scrutiny, increasing the risk of litigation or regulatory investigations.

Additional Crypto Asset Risks

Changes in tax law or adverse positions by tax authorities regarding crypto assets could result in increased tax burdens, reporting requirements, or other negative consequences.

The tax treatment of cryptocurrencies and related transactions, including staking rewards, is an evolving area of law characterized by rapid changes, regulatory uncertainty, and ongoing debate. Currently, the U.S. Internal Revenue Service (“IRS”) classifies cryptocurrencies, such as Bitcoin, as property rather than currency, meaning transactions involving crypto assets are generally treated as dispositions subject to capital gains taxation. However, this classification and related tax positions could abruptly change as lawmakers, regulators, or courts respond to the increasing adoption and use of crypto assets.

New legislation, regulatory interpretations, or judicial rulings may significantly alter the existing tax framework, including any changes to reporting requirements. For instance, reclassification of cryptocurrencies as currencies or introduction of new transaction taxes, withholding requirements, or stringent reporting obligations could materially increase our tax liabilities and compliance costs. Due to the complexity and continuously changing nature of crypto taxation, we could inadvertently incur unexpected tax obligations, reporting deficiencies, or penalties for non-compliance, negatively affecting our financial position, operational efficiency, and reputation. Moreover, uncertainty surrounding crypto taxation could deter users from engaging in crypto transactions, indirectly reducing demand and adversely impacting our business.

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Specifically, the taxation of staking rewards remains subject to significant uncertainty. Under IRS guidance provided in Revenue Ruling 2023-14 (the “2023 Revenue Ruling”), staking rewards are taxable as income at the time a cash-method taxpayer gains “dominion and control” over newly received tokens. However, the applicability of the 2023 Revenue Ruling to accrual method taxpayers, particularly those taxpayers with “applicable financial statements,” is currently unclear. Consequently, we may incur immediate tax liabilities denominated in USD upon receipt of staking rewards, such as TAO tokens, irrespective of whether those tokens are liquidated or converted into cash. During periods of significant staking activity, we may face substantial tax obligations payable in USD, potentially necessitating the liquidation of holdings under unfavorable market conditions. Sudden declines in token values after the recognition of taxable income could create disproportionate tax liabilities relative to current token values, adversely affecting our liquidity and financial stability.

Furthermore, ongoing litigation is challenging the IRS’s position on staking rewards taxation. Judicial decisions or future regulatory interpretations resulting from such cases could alter the timing, characterization, or taxable amounts related to staking income. Such changes would further complicate our accounting and tax planning, requiring rapid adjustments to internal procedures. We must maintain rigorous processes for accurately tracking, valuing, and reporting staking rewards, which is particularly challenging due to crypto market volatility. Any inaccuracies or process failures could lead to underpayment penalties, financial restatements, or adverse audit findings, materially impacting our financial results.

If our operations expand internationally, we may encounter additional complexities related to international taxation. Exposure to multiple foreign tax regimes, each with distinct approaches to crypto taxation, would significantly increase our compliance burdens, risks of double taxation, and the potential for inadvertent non-compliance.

Environmental and social risks associated with crypto assets could lead to negative market perceptions of TAO and materially harm its value.

Growing regulatory and public scrutiny regarding the environmental and energy consumption impact of blockchain technologies could negatively affect our reputation and operational freedom. Although TAO’s consensus mechanism differs significantly from energy-intensive proof-of-work models, broader industry-wide environmental criticisms may negatively influence market perceptions and lead to restrictive regulations or reduced investor appetite for crypto assets. Any resulting decline in public acceptance or regulatory tightening could materially harm TAO’s market value and our business prospects.

Risks Related to Our Media Platform

Our ownership and operation of The TAO Daily, an online news publication and data provider in the digital asset industry, presents a number of significant risks, including those arising from perceived or actual conflicts of interest.

We recently announced the launch of The TAO Daily, an online news publication and data provider in the digital asset industry focused on the Bittensor ecosystem. The TAO Daily plays a large role in aggregating, creating and disseminating news and other editorial content focused on TAO and the Bittensor ecosystem across the global digital asset industry. It is possible that The TAO Daily’s news coverage could influence trading prices and demand for TAO, and it is also possible that consumers of The TAO Daily’s content may not appreciate that The TAO Daily’s owner has substantial financial interests in TAO, despite information to that effect on The TAO Daily’s website. As a result, some consumers of The TAO Daily’s content may place greater weight on such content than they would if they were aware of TAO Synergies’ ownership stake, and this could cause the trading prices of TAO or our common stock to be higher than they would otherwise.

In addition, as a public company, we expect to have access to material non-public information regarding market activities, trading volumes and other proprietary information from other businesses that could influence trading decisions. The TAO Daily, while intended to provide objective news coverage, may inadvertently become privy to such material non-public information. The sharing of such material non-public information, whether intentional or inadvertent, could lead to allegations of insider trading, market manipulation or other claims if The TAO Daily broadcasts or leverages this information in a manner that could advantage certain investors in TAO Synergies, or advantage holders of TAO.

TAO Synergies’ ownership and operation of The TAO Daily may also create a perception among market participants that The TAO Daily is biased in favor of TAO Synergies. Information regarding TAO Synergies’ ownership of The TAO Daily is publicly disclosed on The TAO Daily’s homepage. Investors may question the integrity of The TAO Daily’s reporting, fearing that it may be influenced by TAO Synergies’ business objectives or to manage its public image, particularly during periods of heightened volatility in the prices of our common stock or digital assets generally, or during periods of operational challenges. Any perceived or actual conflicts of interest could damage TAO Synergies’ or The TAO Daily’s reputation and undermine investor confidence. Negative press and public opinion could adversely impact our business and the price of our common stock.

Furthermore, the dual operation of a public company and a news publication may attract heightened scrutiny from regulatory bodies. Regulators may closely monitor TAO Synergies’ compliance with securities laws and regulations governing the use and dissemination of material non-public information, which could lead to investigations or sanctions if TAO Synergies or The TAO Daily are alleged to have violated any applicable laws. While we are implementing policies and procedures to limit and mitigate such risks, including information barriers to ensure compliance with securities laws relating to material non-public information, there is no assurance that such policies and procedures will be effective, or that we will be able to manage such conflicts of interest adequately. If we fail to manage these conflicts of interests, or if any of the foregoing risks were to materialize or be perceived negatively by market participants, we may be exposed to adverse media coverage, regulatory investigations and legal proceedings, leading to adverse impacts on our reputation, business, financial position and share price.

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Our strategy and focus on delivering high-quality, regulated, easy-to-use, and secure digital asset-related information through our media platform The TAO Daily may not maximize short-term or medium-term financial results.

We have taken, and expect to continue to take, actions that we believe to be in the best interests of our existing and potential investors and the long-term interests of our business, even if those actions do not necessarily maximize short-term or medium-term results. These may include expending significant managerial, technical, and legal efforts on complying with laws and regulations that are applicable to our products and services and ensuring that products are secure. Our public and regulated status may also limit our ability to expand our product and services offerings or extend such offerings to certain markets and locations, which may result in us missing material opportunities to generate revenue. We also intend to focus on driving long-term engagement with users through innovation and developing new products and technologies. We may also make acquisitions or investments that may be highly speculative in nature and in some cases, the costs of such acquisitions may be substantial, and there is no assurance that we will receive a favorable return on investment for our acquisitions. Additionally, management decisions regarding capital allocation may not always yield the expected economic benefits. These decisions may not be consistent with the short-term and medium-term expectations of our shareholders and may not produce the long-term benefits that are expected, which could have an adverse effect on our business, operating results, and financial condition.

Our success depends on our ability to effectively improve and scale our technical and data infrastructure.

Our ability to attract, retain, and protect our users is dependent upon the reliable performance and increasing capabilities and integration of our platform and our underlying technical and data infrastructure. As our business continues to grow in size, scope and complexity, and as legal requirements and consumer expectations continue to evolve, we must continue to invest significant resources to maintain, integrate, improve, upgrade, scale and protect our platform and technical and data infrastructure, including some legacy systems. Our failure to do so effectively, or any significant disruption in our service or adverse impact on user experience, could damage our reputation, result in a potential loss of users or missed opportunities, subject us to fines and civil liability and/or adversely affect our financial results.

As we periodically augment and enhance our financial systems, we may experience disruptions or difficulties that could adversely affect our operations, the management of our finances and the effectiveness of our internal control over financial reporting, which in turn may negatively impact our ability to manage our business and to accurately forecast and report our results, which could harm our business.

Security incidents and other network and information systems disruptions could affect our ability to conduct our business effectively, cause us to incur significant costs, subject us to significant liability and/or damage our reputation.

Our operations depend on our ability to protect our information systems against interruption, breach or other damage. Our systems store and process confidential user, employee and other sensitive personal and Company data. In addition, we rely on the technology, systems and services provided by third-party vendors (including cloud-based service providers) for a variety of operations, including encryption and authentication technology, employee email, domain name registration, content delivery, administrative functions (including payroll processing and certain finance and accounting functions) and other operations.

We regularly face attempts to breach our security and compromise our information technology systems from a broad range of actors. These actors, whether internal or external to the Company, may use a blend of technology and social engineering techniques (including denial of service attacks, ransomware, phishing or business email compromise attempts intended to induce our employees, business affiliates and users to disclose information or unwittingly provide access to systems or data, and other techniques) to disrupt service, exfiltrate data or otherwise interfere with our business. Information security threats are constantly evolving in sophistication and volume and attackers may use generative AI and machine learning to launch more automated, targeted, sophisticated and coordinated attacks against targets, potentially increasing the difficulty of detecting and successfully defending against them. A successful breach could occur and persist for an extended period of time before being detected. We and the third parties with which we work may be more vulnerable to the risk from activities of this nature as a result of factors such as the high-profile nature of our business operations and the various jurisdictions in which we and our third-party providers operate; the use of generative AI tools; remote and hybrid working; employee use of personal devices, which may not have the same level of protection as Company devices and networks; and use of legacy software systems. Cybersecurity vulnerabilities can also arise from human error, fraud or malice on the part of our employees, other insiders or third parties, or from technology or product enhancements or the migration of information and data to new technology platforms, systems or applications. From time to time, we experience security incidents and other network and information systems disruptions. To date, no incidents have had a material adverse effect on our business, financial condition or results of operations. However, there is no assurance that incidents or disruptions will not have a material adverse effect in the future. There is also no guarantee that a series of related issues may not be determined to be material at a later date in the aggregate, even if they may not be material individually at the time of their occurrence.

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In addition, our systems, and those of the third parties with which we work and on which we rely, may be vulnerable to interruption or damage that can result from the effects of power, systems or connectivity outages; natural disasters (including increased storm severity and flooding), which may occur more frequently or with more severity as a result of climate change; fires; human error, fraud or malice; public health conditions; acts of terrorism; or other similar events.

We have implemented controls and taken other preventative measures designed to strengthen our systems and to improve the resiliency of our business against such incidents and attacks, including measures designed to reduce the impact of a security incident at our third-party vendors. These efforts are expensive to develop, implement and maintain; require ongoing monitoring and updating as technologies change and as efforts to overcome security measures become more sophisticated; and may limit the functionality of or otherwise negatively impact our products, services and systems. Although the costs of the controls and other measures we have taken to date have not had a material effect on our financial condition, results of operations or liquidity, the costs and effort to respond to and recover from a security incident and/or to mitigate any security vulnerabilities that may be identified in the future could be significant. Additionally, any contractual protections with our third-party vendors, including our right to indemnification, if any at all, may be limited or insufficient to prevent a negative impact on our business from a security incident.

There can also be no assurance that the actions, measures and controls we have implemented will be effective or that they will be sufficient to prevent a future security incident or other disruption, and our disaster recovery planning cannot account for all eventualities. Such an event could result in a disruption of our services; improper access, use, alteration or disclosure of personal data or other confidential information; loss of information; or theft or misuse of our intellectual property. In addition, if we experience or are perceived to experience a security incident, or are perceived to fail to respond appropriately to any security incident that we may experience, it could divert management’s attention; require us to expend resources to investigate, respond to and recover from such a security incident or defend against further attacks; subject us to litigation, regulatory or other government inquiries or investigations and/or liability; harm our reputation; or otherwise adversely affect our business, financial condition or results of operations.

While we maintain cyber risk insurance, the costs relating to certain kinds of security incidents could be substantial, and our insurance may not be sufficient to cover losses related to any future incidents involving our data or systems, and we cannot be certain our insurance coverage will continue to be available to us on commercially reasonable terms (if at all) or that any insurer will not deny coverage as to any future claim.

We may be unable to adequately protect our information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage our reputation, and subject us to significant financial and legal exposure.

We rely on information technology systems that we or our third-party providers operate to process, transmit and store electronic information in the operation of our media platform, The TAO Daily and in our day-to-day operations. In connection with the operation of The TAO Daily, and in our product discovery efforts we may collect and use a variety of personal data, such as name, mailing address, email addresses, phone number and clinical trial information. A successful cyberattack could result in the theft or destruction of intellectual property, data, or other misappropriation of assets, or otherwise compromise our confidential or proprietary information and disrupt our operations. Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data security, confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for us, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although we devote resources to protect our information systems, we realize that cyberattacks are a threat, and there can be no assurance that our efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to us, or would have a material adverse effect on our results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of our clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., HIPAA, as amended by HITECH), and international law (e.g., the GDPR) and may cause a material adverse impact to our reputation, affect our ability to conduct new studies and potentially disrupt our business.

In addition, the computer systems of various third parties on which we rely, and other contractors, consultants and law and accounting firms, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, cybercriminals, natural disasters (including hurricanes and earthquakes), terrorism, war and telecommunication and electrical failures. We rely on our third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. If we or our third-party providers fail to maintain or protect our information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to our information technology systems, we or our third-party providers could have difficulty preventing, detecting and controlling such cyber-attacks and any such attacks could result in losses described above as well as disputes with physicians, patients and our partners, regulatory sanctions or penalties, increases in operating expenses, expenses or lost revenues or other adverse consequences, any of which could have a material adverse effect on our business, results of operations, financial condition, prospects and cash flows. Any failure by such third parties to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for us. If we are unable to prevent or mitigate the impact of such security or data privacy breaches, we could be exposed to litigation and governmental investigations, which could lead to a potential disruption to our business.

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Our failure to comply with data protection laws and regulations could lead to government enforcement actions, private litigation and/or adverse publicity and could negatively affect our operating results and business.

We are subject to data protection laws and regulations that address privacy and data security with respect to our new media platform, The TAO Daily. The legislative and regulatory landscape for data protection continues to evolve, and there has been an increasing focus on privacy and data security issues with the potential to affect our business. In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal consumer protection laws govern the collection, use, disclosure and protection of health-related and other personal data. Many U.S. states are also enacting consumer privacy statutes to enhance protections for personal data and to provide residents with more choices concerning their data collected by businesses, increasing compliance complexity and increasing risks of failures to comply.

In addition, foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. Data localization laws in some countries generally mandate that certain types of data collected in a particular country be stored and/or processed within that country. We could be subject to audits in Europe and around the world, particularly in the areas of consumer and data protection, as we operate our business. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices. These changes or increased costs could negatively impact our business and results of operations in material ways. For example, the General Data Protection Regulation (“GDPR”) imposes requirements in the European Economic Area relating to, among other things, consent to process personal data of individuals, the information provided to individuals regarding the processing of their personal data, the security and confidentiality of personal data, notifications in the event of data breaches and use of third-party processors. GDPR also imposes restrictions on the transfer of personal data from the EEA to third countries like the United States.

Applicable data privacy and data protection laws may conflict with each other, and by complying with the laws or regulations of one jurisdiction, we cannot be assured of compliance with the laws or regulations of another jurisdiction. Despite our efforts, we may not have fully complied in the past and may not in the future. Furthermore, the number of government investigations related to data security incidents and privacy violations continues to increase and government investigations typically require significant resources and generate negative publicity, which could harm our business and reputation. Failure to comply with data protection laws may expose us to risk of enforcement actions taken by data protection authorities or other regulatory agencies, private rights of action in some jurisdictions, potential significant fines and penalties if we are found to be non-compliant, and/or adverse publicity, any of which could negatively affect our operating results and business.

Our business depends on continued and unimpeded access to the internet and cloud-based hosting services we utilize.

We currently utilize third-party subscription-based software services as well as public cloud infrastructure services to provide solutions for many of our computing, storage and bandwidth needs. Any interruptions to these services could result in interruptions in service to our users, advertisers and/or our critical business functions, notwithstanding business continuity or disaster recovery plans or agreements that may currently be in place with these providers. This could result in unanticipated downtime and/or harm to our operations, reputation and operating results. A transition of these services to different cloud providers would be difficult, time consuming and costly to implement. In addition, if hosting costs increase over time and/or if we require more computing or storage capacity as a result of subscriber growth or otherwise, our costs could increase disproportionately.

In addition, if we or those who engage with our content experience disruptions in internet service or if internet service providers are able to block, degrade or charge for access to our content, it could decrease the demand for, or the usage of, our content and products, increase our cost of doing business and adversely affect our operating results.

Our advertising revenues are affected by numerous factors, including market dynamics, evolving digital advertising trends and the evolution of our strategy.

We may derive revenue from the sale of advertising on our media platform The TAO Daily. Our advertising revenue may be sensitive to the macroeconomic environment, as advertiser budgets can fluctuate substantially in response to changing economic conditions. Our ability to compete successfully for advertising budgets will depend on, among other things, our ability to engage and grow audiences, collect and leverage data, and demonstrate the value of our advertising and the effectiveness of our platform to advertisers. In determining whether to buy advertising with us, advertisers may consider factors such as the demand for our platform, focus of our coverage, size and demographics of our audience, public sentiment about our platform, advertising rates, targeting capabilities, results observed by advertisers, and perceived effectiveness of advertising offerings and alternative advertising options.

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Companies with large digital platforms, which have greater audience reach, audience data and targeting capabilities than we do, command a large share of the digital advertising market, and we anticipate that this will continue. In addition, there is increasing demand for digital advertising in formats that are dominated by these platforms, particularly vertical short-form video and streaming, and we may not be able to compete effectively in these formats. The remaining market is subject to significant competition among publishers and other content providers, and audience fragmentation. These dynamics have affected, and will likely continue to affect, our ability to attract and retain advertisers and to maintain or increase our advertising rates and resulting revenues.

Digital advertising networks and exchanges with real-time bidding and other programmatic buying channels that allow advertisers to buy audiences at scale also play a significant role in the marketplace and represent another source of competition. They have caused and may continue to cause further downward pricing pressure and the loss of a direct relationship with marketers, especially during periods of economic downturn.

The evolving standards for delivery of digital advertising, as well as the development and implementation of technology, regulations, policies, practices and consumer expectations that adversely affect our ability to deliver, target or measure the effectiveness of advertising (including blocking the display of advertising, the phase-out of browser support for third-party cookies and of mobile operating systems for advertising identifiers, rapidly evolving privacy regulations and platform requirements providing for additional consumer rights), may also adversely affect our advertising revenues if we are unable to develop effective solutions to mitigate their impact.

Our digital advertising offerings include products that use proprietary first-party data to target and generate predictive insights and help inform our clients’ advertising strategies. Our ability to quickly and effectively evolve these products; the volume, quality, and price of competitive products; and continued changes to industry regulation all have the potential to impact the success of this strategy. Our digital advertising operations also rely on technologies (particularly ad servers) that, if interrupted or meaningfully changed, or if the providers leverage their power to alter the economic structure, could have an adverse impact on our potential advertising revenues, operating costs and/or operating results.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our inability to obtain adequate financing;

●	our ability to successfully implement our business strategies;

●	our ability to attract and retain key personnel;

●	the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity;

●	existing or increased competition;

●	our ability to protect our patent portfolio and other material proprietary rights;

●	negative reputational and financial impacts resulting from future acquisitions or strategic transactions;

●	significant government regulation of pharmaceuticals and the healthcare industry;

●	our inability to expand our business;

●	lack of product diversification;

●	availability of our raw materials;

●	our stock volatility and illiquidity;

●	crypto asset trading activity, including trading volume and the prevailing trading prices for crypto assets, which can be highly volatile;

●	market conditions of, and overall sentiment towards, the cryptoeconomy;

●	system failures, outages or interruptions, including with respect to third-party crypto networks;

●	our lack of control over decentralized or third-party blockchains and networks that may experience downtime, cyberattacks, critical failures, errors, bugs, corrupted files, data losses, or other similar software failures, outages, breaches and losses;

●	regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations;

●	the crypto markets being historically characterized by limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network;

●	our new media platform, including the accuracy of Bittensor-related information provided thereon;

●	the reputational impact of our new media platform;

●	our failure to implement our business plans or strategies; and

●	other factors described from time to time in documents that we file with the SEC.

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We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K for the fiscal year ended December 31,2024, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders named in this prospectus, and the selling stockholders will receive all of the proceeds from this offering. We may receive up to approximately $11.4 million in aggregate gross proceeds in the event all of the Series E Warrants are exercised for cash. Any proceeds we receive from the exercise of the Warrants will be used for general corporate purposes and working capital, including the acquisition of Bittensor TAO as a treasury reserve asset. The holders of the Warrants are not obligated to exercise their Warrants for cash, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants for cash.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Preferred Shares and exercise of the Warrants. For additional information regarding the issuance of the Preferred Shares and the Warrants, see “Private Placement of Preferred Shares and Warrants” above. We are registering the Conversion Shares and Warrant Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Preferred Shares and the Warrants issued pursuant to the Purchase Agreement and the Engagement Letter, as applicable, and except as disclosed in our periodic reports and current reports filed with the SEC from time to time, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders. The second column (titled “Number of Shares of Common Stock Owned Prior to Offering”) lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Common Stock as of October 31, 2025, assuming conversion of the Preferred Shares in full and exercise of the Warrants in full on that date without account of any limitations on conversion and exercise set forth therein.

The third column (titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) lists the shares of Common Stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Preferred Shares set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement, the sum of (i) 150% of the number of shares of Common Stock issued or issuable upon conversion of the Preferred Shares (assuming for purposes hereof that the Preferred Shares are convertible at the initial conversion price of $8.00), (ii) 150% of the maximum number of shares of Common Stock issued or issuable upon exercise of the Investor Warrants, in each case, determined as if the outstanding Preferred Shares and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the initial exercise price of $8.00, and (iii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation). Because the conversion price of the Preferred Shares and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth and fifth columns (titled “Number of Shares of Common Stock Owned After Offering” and “Beneficial Ownership Following Offering”) assume the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Preferred Shares and the Warrants, a selling stockholder may not convert the Preferred Shares or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of Common Stock which would exceed 4.99%, or, at the election of the selling stockholder, 9.99% of the outstanding shares of the Company. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering(3)	Beneficial Ownership Following Offering(3)
Iroquois Master Fund Ltd.(4)	5,965,965	5,908,448	57,517	*
Iroquois Capital Investment Group, LLC(5)	3,214,585	3,181,472	33,113	*
Intracoastal Capital, LLC(6)	7,304,295	7,069,937	234,358	*
The Hewlett Fund LP(7)	1,615,986	1,615,986	—	*
JD Advisors, LLC(8)	403,996	403,996	—	*
Five Narrow Lane, L.P.(9)	3,029,973	3,029,973	—	*
DCG International Investments Ltd.(10)	1,009,991	1,009,991	—	*
Jeffrey Berman(11)	37,125	37,125	—	*
Michael Silverman(12)	37,125	37,125	—	*
Albert Pezone(13)	8,250	8,250	—	*

*Represents beneficial ownership of less than 1% of the outstanding shares.

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders and upon 6,718,912 shares of Common Stock issued and outstanding as of October 31, 2025 (prior to any deemed issuance of any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants). Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

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(2)	In accordance with the terms of the Registration Rights Agreement with the holders of the Preferred Shares and the Warrants, as the case may be, this column reflects the sum of (i) 150% of the number of shares of Common Stock issued or issuable upon conversion of the Preferred Shares (assuming for purposes hereof that the Preferred Shares are convertible at the initial conversion price of $8.00, (ii) 150% of the maximum number of shares of Common Stock issued or issuable upon exercise of the Investor Warrants, in each case, determined as if the outstanding Preferred Shares and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the initial exercise price of $8.00, and (iii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation). The actual number of shares of Common Stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the Common Stock.

(3)	Assumes the maximum number of shares to be sold in this offering are sold.

(4)	Includes (i) 5,908,448 shares being registered hereby on behalf of Iroquois Master Fund Ltd. (“IMF”) (which includes 3,059,422 shares underlying Series E Preferred Stock and 2,849,026 shares underlying warrants) and (ii) 57,517 shares of Common Stock held by IMF prior to the Offering. Includes, for purposes of this table, certain warrants held by IMF that are not exercisable due to provisions in such warrants blocking exercise if such exercise will result in IMF having beneficial ownership of more than 4.99% of the Common Stock. Iroquois Capital Management L.L.C. is the investment manager of IMF. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by IMF. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and IMF. Each of Iroquois Capital Management, LLC, Mr. Abbe and Ms. Page disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. IMF’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(5)	Includes (i) 3,181,472 shares being registered hereby on behalf of Iroquois Capital Investment Group, LLC (“ICIG”) (which includes 1,647,381 shares underlying Series E Preferred Stock and 1,534,091 shares underlying warrants) and (ii) 33,113 shares of Common Stock held by ICIG prior to the Offering. Includes, for purposes of this table, certain warrants held by ICIG that are not exercisable due to provisions in such warrants blocking exercise if such exercise will result in ICIG having beneficial ownership of more than 4.99% of the Common Stock. Richard Abbe is the managing member of ICIG. Mr. Abbe has voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by ICIG. Mr. Abbe disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. ICIG’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(6)	Includes (i) 7,069,937 shares being registered hereby on behalf of Intracoastal (which includes 3,660,846 shares underlying Series E Preferred Stock and 3,409,091 shares underlying warrants) and (ii) 234,358 shares of Common Stock underlying warrants held by Intracoastal prior to this Offering. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Intracoastal’s address is 245 Palm Trail, Delray Beach, FL 33483.

(7)	Includes (i) 1,615,986 shares being registered hereby on behalf of The Hewlett Fund LP (“Hewlett”) (which includes 836,765 shares underlying Series E Preferred Stock and 779,221 shares underlying warrants). Martin Chopp has voting and dispositive power over the securities held by Hewlett. Hewlett’s address is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570.

(8)	Includes (i) 403,996 shares being registered hereby on behalf of JD Advisors, LLC (“JD Advisors”) (which includes 209,191 shares underlying Series E Preferred Stock and 194,805 shares underlying Investor Warrants. Daniel Kelly and James Altucher, co-managers of JD Advisors, LLC, have equal voting and dispositive power over the securities held by JD Advisors. JD Advisors’ address is 3556 Outlook Avenue, Cincinnati, OH 45208.

(9)	Includes (i) 3,029,973 shares being registered hereby on behalf of Five Narrow Lane, L.P. (“Five Narrow Lane”) (which includes 1,568,934 shares underlying Series E Preferred Stock and 1,461,039 shares underlying Investor Warrants). Joseph Hammer and Ari Rabinowitz have voting and dispositive power over the securities held by Five Narrow Lane. Five Narrow Lane’s address is 510 Madison Ave, Suite 1401, New York, New York 10022.

(10)	Includes (i) 1,009,991 shares being registered hereby on behalf of DCG International Investments Ltd. (“DCG”) (which includes 522,978 shares underlying Series E Preferred Stock and 487,013 shares underlying Investor Warrants). DCG International Investments Ltd. is a wholly owned, indirect subsidiary of Digital Currency Group, Inc. Barry Silbert, as the Chief Executive Officer of Digital Currency Group, Inc., has voting and dispositive power over the securities, delegated by Digital Currency Group, Inc.’s Board of Directors and Investment Committee. DCG’s address is 3 Mill Creek Rd. Suite 14, Pembroke, HM 05 Bermuda.

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(11)	Includes 37,125 shares of Common Stock underlying warrants held by Jeffrey Berman as designee of GP Nurmenkari Inc. Mr. Berman’s address is c/o GP Nurmenkari Inc., 22 Elizabeth Street, Norwalk, CT 06854.

(12)	Includes 37,125 shares of Common Stock underlying warrants held by Michael Silverman as nominee of GP Nurmenkari Inc. Mr. Silverman’s address is c/o GP Nurmenkari Inc., 22 Elizabeth Street, Norwalk, CT 06854.

(13)	Includes 8,250 shares of Common Stock underlying warrants held by Albert Pezone as nominee of GP Nurmenkari Inc. Mr. Pezone’s address is c/o GP Nurmenkari Inc., 22 Elizabeth Street, Norwalk, CT 06854.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Preferred Shares and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Preferred Shares, Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be approximately $75,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of Common Stock offered in this prospectus has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The financial statements of TAO Synergies Inc. (f/k/a Synaptogenix, Inc.) as of December 31, 2024 and 2023 and for each of the years in the two year period ended December 31, 2024 incorporated by reference in this registration statement and prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been so incorporated in reliance on the reports of Stephano Slack LLC and Morison Cogen LLP, each an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act with respect to the shares of Common Stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and website of the SEC referred to above. You may also access our filings with the SEC on our website, which is located at https://www.taosynergies.com. The information contained on our website is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40458):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025 and for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on June 9, 2025, June 24, 2025, June 27, 2025, July 17, 2025, August 6, 2025, August 8, 2025, August 29, 2025 and October 14, 2025; and

●	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on June 4, 2021, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to TAO Synergies Inc., Attention: Corporate Secretary, 1185 Avenue of the Americas, 3rd Floor New York, New York 10036. Our phone number is (973) 242-0005.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by the Registrant, in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount
SEC registration fee	$24,639.59
Legal fees and expenses	50,000
Accounting fees and expenses	5,000
Total	$79,639.59

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Item 16. Exhibits.

EXHIBIT LIST

Exhibit Number	Description

3.1*	Certificate of Designations for the Series E Convertible Preferred Stock.
4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on October 14, 2025).
4.2*	Form of Placement Agent Warrant.
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo P.C.
10.1	Securities Purchase Agreement, dated October 13, 2025 by and among the Company and the Investors(incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on October 14, 2025).
10.2	Registration Rights Agreement, dated October 13, 2025, by and among the Company and the Investors (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed on October 14, 2025).
10.3	Engagement Letter, dated September 25, 2025, by and between the Company and GP Nurmenkari Inc. (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K, filed on October 14, 2025).
23.1*	Consent of Stephano Slack LLC.
23.2*	Consent of Morison Cogen LLP.
23.3*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo P.C. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included in the signature page of this registration statement).
107*	Filing Fee Table.

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 12, 2025.

TAO SYNERGIES INC.

By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of TAO Synergies Inc., hereby severally constitute and appoint Robert Weinstein, our true and lawful attorney, with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of TAO Synergies Inc., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua N. Silverman	Executive Chairman and Director	November 12, 2025
Joshua N. Silverman	(Principal Executive Officer)

/s/ Robert Weinstein	Chief Financial Officer	November 12, 2025
Robert Weinstein	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bruce T. Bernstein	Director and Vice-Chairman of the Board	November 12, 2025
Bruce T. Bernstein

/s/ William S. Singer	Director	November 12, 2025
William S. Singer

/s/ Robert Ephron	Director	November 12, 2025
Robert Ephron